UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 6, 2024

IDENTIV, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-29440	77-0444317
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2201 Walnut Avenue, Suite 100, Fremont, California		94538
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (949) 250-8888

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.001 par value per share	INVE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

On September 6, 2024, Identiv, Inc. (the “Company”) completed the sale of its physical security, access card, and identity reader operations and assets, including all outstanding shares of Identiv Private Limited, its wholly-owned subsidiary (the “Physical Security Business”), to Hawk Acquisition, Inc., a Delaware corporation (“Buyer”) and a wholly-owned subsidiary of Vitaprotech SAS, a French société par actions simplifiée and provider of security solutions, and Buyer assumed certain of the Company’s liabilities related to the Physical Security Business (collectively, the “Asset Sale”) pursuant to that certain Stock and Asset Purchase Agreement, dated as of April 2, 2024 and as amended on September 6, 2024 (as amended, the “Purchase Agreement”), by and between the Company and Buyer.

As consideration for the Asset Sale, the Company received approximately $144.2 million in cash, subject to further customary adjustments as set forth in the Purchase Agreement.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 3, 2024 and is incorporated by reference herein.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Management Equity Awards

As previously disclosed, on September 6, 2024, immediately prior to the closing of the Asset Sale (the “Closing”), the Company granted (i) 365,000 fully vested restricted stock units (“RSUs”) to Steven Humphreys, the Company’s then-Chief Executive Officer, under the Company’s 2011 Incentive Compensation Plan (the “2011 Plan”), pursuant to Mr. Humphreys’ employment agreement with the Company dated September 14, 2015, as amended on October 4, 2023, and (ii) 65,000 fully vested RSUs to Justin Scarpulla, the Company’s Chief Financial Officer, under the 2011 Plan. The foregoing equity awards are subject to the terms and conditions of the 2011 Plan and the applicable stock award agreements.

In addition, on September 6, 2024, the board of directors of the Company (the “Board”) approved an amendment (the “Amendment”) to Mr. Humphreys’ fully vested option award to purchase 444,460 shares of the Company’s common stock at an exercise price of $4.36 per share, granted under the 2011 Plan effective as of June 6, 2016 (the “Option”). The Amendment extends the period during which Mr. Humphreys may exercise the Option from three months to twelve months following the termination of his Continuous Service (as defined under the 2011 Plan) (the “Extended Post-Termination Exercise Period”); provided, however, that the Extended Post-Termination Expiration Period may not extend beyond the expiration date of the Option.

Appointment/Departure of Chief Executive Officer and Member of Board

In connection with the Closing and as previously disclosed, Mr. Humphreys resigned from his positions as Chief Executive Officer and as a member of the Board, effective September 6, 2024. On September 5, 2024, the Board unanimously appointed Kirsten Newquist, the Company’s President, IoT Solutions, as Chief Executive Officer and as a Class I director of the Board, effective upon the Closing. Ms. Newquist will serve as a director until the Company’s 2026 annual meeting of stockholders or until her earlier resignation, removal or disqualification.

Ms. Newquist, age 58, has served as the Company’s President, IoT Solutions since April 15, 2024. Prior to joining the Company, she held various roles at Avery Dennison Corporation (NYSE: AVY), a global materials science and digital identification solutions company, including as Global Vice President, Global Healthcare and Product Line Management at Avery Dennison Smartrac from October 2022 to September 2023, Global Vice President/General Manager at Avery Dennison Medical from June 2016 to October 2022, Vice President, Global Business Development at Avery Dennison Medical from June 2011 to June 2016, and Director of New Growth Platforms at Avery Dennison Corporation from May 2007 to June 2011. Prior to Avery Dennison, Ms. Newquist served as a Director at Copia Associates LLC, a private investment firm, from March 2005 to May 2007. From August 2001 to January 2005, Ms. Newquist served as Vice President, Corporate Development at Ancora Management Group, a mail services company that was acquired by Pitney Bowes Inc. (NYSE: BPI), a global shipping and mailing company, in November 2004. She also served as Director of Project Management at Iwerks Entertainment, a designer and manufacturer of software-based entertainment attractions, from January 1990 to August 1996. Ms. Newquist holds a B.S. in Mechanical Engineering from Stanford University and an M.B.A. from the Anderson School at University of California, Los Angeles.

Other than as disclosed above, there is no arrangement or understanding between Ms. Newquist and any other person pursuant to which she was selected as an officer of the Company. Additionally, there are no family relationships between Ms. Newquist any of the Company’s directors or executive officers, and Ms. Newquist has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

The Company’s unaudited pro forma condensed consolidated financial information as of June 30, 2024 and for the six months ended June 30, 2024 and the year ended December 31, 2023 is filed as Exhibit 99.1 hereto and is incorporated by reference herein.

(d) Exhibits.

Exhibit No.	Description

99.1	Unaudited Pro Forma Condensed Consolidated Financial Information.

104	Cover page Interactive data file (embedded within the inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Identiv, Inc.

September 9, 2024	By:	/s/ Justin Scarpulla
Justin Scarpulla
Chief Financial Officer